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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest, Inc.
7887 East Belleview Avenue, Suite 1000
Englewood, Colorado 80111

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2017, relating to the combined consolidated financial statements of WideOpenWest, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

April 24, 2017

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  Exhibit 23.1